SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

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[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[x]	Soliciting Material Pursuant to § 240.14a-12

The Macerich Company

(Name of Registrant as Specified In Its Charter)

Orange Capital, LLC

Orange Capital Master I, Ltd.

Daniel Lewis

Land & Buildings Investment Management, LLC

Land & Buildings Capital Growth Fund, L.P.

Jonathan Litt

Marc Gordon

Gregory Hughes

Jeremy Pemberton

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Orange Capital/L&B is highly confident that there is overwhelming shareholder support for its pro-shareholder agenda

Believes Macerich is continuing its pattern of trampling on the rights of shareholders and instead, Macerich should:

(a)	Immediately end litigation with L&B and allow shareholders to vote for an alternative slate of directors at the upcoming annual meeting; and
(b)	Create a special committee, comprised of a majority of newly elected or appointed independent directors, to explore strategic alternatives and maximize shareholder value, including engagement with Simon Property Group.

STAMFORD, Conn.—(April 23, 2015)— Orange Capital, LLC (“Orange Capital") and Land & Buildings ("L&B"), which together have formed an investment group (“Orange/L&B”) to advocate for change at The Macerich Company (“Macerich” or the “Company”) (NYSE: MAC), today issued the following statement:

Based on our conversations with a substantial number of large shareholders of the Company, we believe shareholders overwhelmingly support our pro-shareholder agenda and that Macerich should:

(a)	Immediately end litigation with L&B and allow shareholders to vote for an alternative slate of directors at the upcoming annual meeting; and
(b)	Create a special committee, comprised of a majority of newly elected or appointed independent directors, to explore strategic alternatives and maximize shareholder value, including engagement with Simon Property Group (“Simon”).

Daniel Lewis, Managing Partner of Orange Capital, said: “We believe that Macerich continues its pattern of trampling on the rights of its shareholders. The Macerich Board appears to us to somehow believe that litigating on the validity of the L&B nominations, as opposed to allowing shareholders to exercise their rights as owners of the REIT, is in the best interests of shareholders. We are convinced that shareholders share our views on the Simon transaction and that there is an urgent need for change at Macerich.”

Jonathan Litt, Founder and Chief Investment Officer of L&B, added, “In our view, the decision to stagger the board and adopt a poison pill without a shareholder vote was a disturbing and seemingly desperate attempt to entrench management.  Moreover, we believe there is absolutely no excuse to sue a shareholder in an effort to further disenfranchise investors at the upcoming at the annual meeting on May 28th, 2015.”

About Orange Capital, LLC:

Orange Capital, LLC, is an alternative asset management firm focused on event-driven opportunities. Orange Capital was founded in 2005 by Daniel Lewis and Russell Hoffman and is headquartered in New York.

About Land and Buildings:

Land and Buildings is a registered investment manager specializing in publicly traded real estate and real estate related securities. Land and Buildings seeks to deliver attractive risk adjusted returns by opportunistically investing in securities of global real estate and real estate related companies, leveraging its investment professionals' deep experience, research expertise and industry relationships.

Investor Contact:

Bruce H. Goldfarb

Okapi Partners

212-297-0722

Media Contact:
Elliot Sloane / Dan Zacchei

Sloane & Company

212-486-9500

Esloane@sloanepr.com or Dzacchei@sloanepr.com

ORANGE CAPITAL LLC, ORANGE CAPITAL MASTER I, LTD., DANIEL LEWIS (COLLECTIVELY, “ORANGE CAPITAL”), LAND & BUILDINGS CAPITAL GROWTH FUND, L.P., LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC, JONATHAN LITT (COLLECTIVELY, "LAND & BUILDINGS", AND, TOGETHER WITH ORANGE CAPITAL, “ORANGE/L&B”), MARC GORDON, GREGORY HUGHES, AND JEREMY PEMBERTON (TOGETHER WITH ORANGE/L&B, THE “PARTICIPANTS”) INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF THE MACERICH COMPANY (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, OKAPI PARTNERS LLC, ORANGE/L&B’S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD, WHEN AVAILABLE, WITHOUT CHARGE UPON REQUEST.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED BY ORANGE/L&B WITH THE SEC ON APRIL 22, 2015. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.